SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) October 8, 2003

The Netplex Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-11784	11-2824578
(Commission File Number)	(I.R.S. Employer Identification Number)

1800 Robert Fulton Drive, Suite 250 Reston, Virginia	20191
(Address of Principal Executive Offices)	(Zip Code)

(757) 490-2005

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On September 25, 2003, the Board of Directors of The Netplex Group, Inc. appointed Kurt Malmgren, Chairman of the Board of Directors, and President and Treasurer of the Company. The Company dissolved all other corporate officer positions.

Signatures

In accordance with the requirements of the Securities Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Netplex Group, Inc.

Date: October 8, 2003	By:	/s/ Kurt Malmgren

Kurt Malmgren, Chairman of the Board, President and Treasurer